Exhibit 99.1

Contact:	Company:

The Foristall Company, Inc.	Michael J. Fitzpatrick
Thomas F. Curtin	Chief Financial Officer
Tel: (610)398-3022	OceanFirst Financial Corp.
Fax: (610)530-7781	Tel: (732)240-4500, ext. 7506
email:foristal@aol.com	Fax: (732)349-5070
email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES 17.6% INCREASE IN QUARTERLY EARNINGS AND

CONTINUATION OF QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, January 20, 2005…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share for the quarter ended December 31, 2004 increased 17.6% to $.40 from $.34 for the corresponding prior year period. For the year ended December 31, 2004 diluted earnings per share were $1.42, as compared to $1.53 per share for the prior year. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended December 31, 2004—to be paid on February 11, 2005, to shareholders of record on January 28, 2005.

In making today’s announcement, John R. Garbarino, Chairman, President and Chief Executive Officer said, “On behalf of the Board of Directors, I am pleased to report exceptionally strong earnings performance for the fourth quarter. The diluted earnings per share of $.40 also represents a continued significant increase over the $.32 and $.35, respectively, reported for the second and third quarters. The earnings growth is reflective of our efforts in early 2004 to bolster our senior management team and expand our loan production platform. I am also pleased to announce our thirty-second consecutive quarterly cash dividend reflecting an attractive 3.5% yield on our common stock.”

Mr. Garbarino continued, “Strong deposit growth continued for the third consecutive quarter. During the fourth quarter, deposits increased $37.3 million, a 12.1% annualized rate. For the full year, deposits increased by 11.0% or $126.3 million and loans receivable increased 6.0%, or $83.7 million.”

Results of Operations

Net interest income for the quarter ended December 31, 2004 increased to $14.5 million, as compared to $13.6 million in the same prior year period. For the year ended December 31, 2004, net interest income decreased to $56.0 million, as compared to $57.6 million for the same prior year period. For the quarter and year ended December 31, 2004, average interest earning assets increased while the net interest margin declined as compared to the same prior year periods. The net interest margin decreased to 3.23% for the quarter and year ended December 31, 2004, from 3.30% and 3.48%, respectively, in the same prior year periods. The yield on interest-earning assets decreased to 5.26% and 5.25%, respectively, for the quarter and year ended December 31, 2004, as compared to 5.37% and 5.71%, respectively, for the same prior year periods. High loan prepayment levels over the past year resulted in a significant decrease in the rate earned on mortgage-related assets. The cost of interest-bearing liabilities decreased to 2.23% and 2.22%, respectively, for the quarter and year ended December 31, 2004, as compared to 2.29% and 2.47%, respectively, in the same prior year periods.

Other income increased to $6.6 million and $20.7 million, respectively, for the quarter and year ended December 31, 2004, from $5.6 million and $18.7 million in the same prior year periods. For the quarter and year ended December 31, 2004, the Company recorded gains of $4.1 million and $10.8 million, respectively, on the sale of loans and securities, as compared to gains of $3.1 million and $11.8 million, respectively, in the same prior year periods. For the year ended December 31, 2004 the gain on sales of loans and securities includes a gain of $186,000, on the sale of equity securities. For the quarter and year ended December 31, 2003, the gain on sales of loans and securities includes a gain of $396,000 and $719,000, respectively, on the sale of equity securities. Loan servicing income increased by $3.0 million for the year ended December 31, 2004, as compared to the same prior year period due to the recognition of an impairment to the loan servicing asset of $2.2 million for the year ended December 31, 2003.

Operating expenses amounted to $13.4 million and $48.8 million, respectively, for the quarter and year ended December 31, 2004, as compared to $12.4 million and $44.9 million, respectively, for the corresponding prior year periods. For the quarter and year-to-date, compensation expense increased due to costs related to the third quarter 2004 acquisition of a consumer direct lending operation by Columbia Home Loans, LLC, the Company’s mortgage banking subsidiary. The increase for the full year was also due to the significant reduction in mortgage loan closings as refinance activity declined from year ago levels. Higher loan closings in the earlier periods increased deferred loan expenses which were reflected as a reduction to compensation expense.

Financial Condition

Loans receivable net, increased by $83.7 million at December 31, 2004 as compared to December 31, 2003. Commercial loans outstanding increased $46.3 million, or 17.9%.

Deposits increased $126.3 million to $1,270.5 million at December 31, 2004 from $1,144.2 million at December 31, 2003. Core deposits grew $41.0 million while time deposits increased $85.3 million.

Stockholders’ equity increased by $3.3 million to $138.0 million at December 31, 2004 as compared to $134.7 million at December 31, 2003. For the year ended December 31, 2004, 674,339 common shares were repurchased at a total cost of $16.2 million. Under the 10% repurchase program authorized by the Board of Directors in October 2003, 750,055 shares remain to be purchased as of December 31, 2004. The cost of share repurchases was offset by net income and proceeds from stock option exercises and related tax benefit.

Asset Quality

The Company’s non-performing assets totaled $3.8 million at December 31, 2004 as compared to $2.4 million at December 31, 2003 with most of the increase relating to one non-performing commercial loan with an outstanding balance of $1.1 million which the Company had previously classified as substandard at December 31, 2003. For year ended December 31, 2004 the Company realized net loan charge-offs of $414,000.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.9 billion in assets and seventeen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	December 31, 2004	December 31, 2003
ASSETS

Cash and due from banks	$74,021	$36,172
Investment securities available for sale	83,960	80,458
Federal Home Loan Bank of New York stock, at cost	21,250	19,220
Mortgage-backed securities available for sale	124,478	86,938
Loans receivable, net	1,472,907	1,389,220
Mortgage loans held for sale	63,961	33,207
Interest and dividends receivable	6,033	5,477
Real estate owned, net	288	252
Premises and equipment, net	16,037	16,473
Servicing asset	8,790	7,473
Bank Owned Life Insurance	34,990	33,948
Other assets	7,560	8,571

Total assets	$1,914,275	$1,717,409

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,270,535	$1,144,205
Securities sold under agreements to repurchase with retail customers	45,072	36,723
Securities sold under agreements to repurchase with the Federal Home Loan Bank	106,000	70,000
Federal Home Loan Bank advances	312,000	314,400
Advances by borrowers for taxes and insurance	6,289	6,152
Other liabilities	36,423	11,267

Total liabilities	1,776,319	1,582,747

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 13,024,204 and 13,350,999 shares outstanding at December 31, 2004 and December 31, 2003, respectively	272	272
Additional paid-in capital	193,723	189,615
Retained earnings	157,575	150,804
Accumulated other comprehensive loss	(667)	(3,400)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(8,652)	(9,911)
Treasury stock, 14,153,168 and 13,826,373 shares at December 31, 2004 and December 31, 2003, respectively	(204,295)	(192,718)

Total stockholders’ equity	137,956	134,662

Total liabilities and stockholders’ equity	$1,914,275	$1,717,409

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the quarter ended December 31,		For the year ended December 31,
	2004	2003	2004	2003
	(Unaudited)
Interest income:
Loans	$21,645	$20,823	$83,594	$86,881
Mortgage-backed securities	1,143	799	4,363	4,440
Investment securities and other	801	475	2,995	3,216

Total interest income	23,589	22,097	90,952	94,537

Interest expense:
Deposits	4,270	3,686	15,194	17,243
Borrowed funds	4,837	4,851	19,737	19,651

Total interest expense	9,107	8,537	34,931	36,894

Net interest income	14,482	13,560	56,021	57,643
Provision for loan losses	150	15	300	688

Net interest income after provision for loan losses	14,332	13,545	55,721	56,955

Other income:
Loan servicing income (loss)	57	105	328	(2,654)
Fees and service charges	2,118	2,005	8,289	7,860
Net gain on sales of loans and securities available for sale	4,060	3,105	10,832	11,842
Net income from other real estate operations	10	7	7	113
Income from Bank Owned Life Insurance	351	375	1,256	1,550
Other	11	12	28	38

Total other income	6,607	5,609	20,740	18,749

Operating expenses:
Compensation and employee benefits	7,446	6,421	27,242	22,240
Occupancy	1,083	929	3,840	3,592
Equipment	598	625	2,341	2,434
Marketing	772	855	2,020	2,193
Federal deposit insurance	120	119	478	478
Data processing	736	759	2,959	2,994
General and administrative	2,619	2,663	9,879	10,926

Total operating expenses	13,374	12,371	48,759	44,857

Income before provision for income taxes	7,565	6,783	27,702	30,847
Provision for income taxes	2,572	2,436	9,757	10,974

Net income	$4,993	$4,347	$17,945	$19,873

Basic earnings per share	$0.42	$0.36	$1.48	$1.62

Diluted earnings per share	$0.40	$0.34	$1.42	$1.53

Average basic shares outstanding	12,016	12,015	12,108	12,291

Average diluted shares outstanding	12,610	12,832	12,666	13,017

Cash earnings (1)	$5,957	$5,460	$21,294	$23,459

Diluted cash earnings per share	$0.47	$0.43	$1.68	$1.80

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At December 31, 2004	At December 31, 2003
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	7.21%	7.84%
Common shares outstanding (in thousands)	13,024	13,351
Stockholders’ equity per common share	$10.59	$10.09
Tangible stockholders’ equity per common share	10.49	9.98

ASSET QUALITY

Allowance for loan losses	$10,688	$10,802
Nonperforming loans	3,488	2,162
Nonperforming assets	3,776	2,414
Allowance for loan losses as a percent of total loans receivable	0.69%	0.75%
Allowance for loan losses as a percent of nonperforming loans	306.42	499.63
Nonperforming loans as a percent of total loans receivable	0.23	0.15
Nonperforming assets as a percent of total assets	0.20	0.14

	For the quarter ended December 31		For the year ended December 31
	2004	2003	2004	2003
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	1.05%	1.00%	0.98%	1.14%
Return on average stockholders’ equity	14.73	13.15	13.34	14.84
Interest rate spread	3.03	3.08	3.03	3.24
Interest rate margin	3.23	3.30	3.23	3.48
Operating expenses to average assets	2.82	2.84	2.67	2.57
Efficiency ratio	63.42	64.54	63.52	58.72

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the quarter ended December 31		For the year ended December 31
	2004	2003	2004	2003
Net income	$4,993	$4,347	$17,945	$19,873
Add: Employee stock plans amortization expense	1,128	1,301	3,793	4,075
Amortization of intangible assets	26	26	103	103
Less: Tax benefit (1)	(190)	(214)	(547)	(592)

Cash earnings	$5,957	$5,460	$21,294	$23,459

Basic cash earnings per share	$.50	$0.45	$1.76	$1.91

Diluted cash earnings per share	$.47	$0.43	$1.68	$1.80

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

	At December 31, 2004	At December 31, 2003
LOANS RECEIVABLE
Real estate:
One- to four-family	$1,126,585	$1,081,902
Commercial real estate, multi- family and land	243,299	205,066
Construction	19,189	11,274
Consumer	99,279	81,455
Commercial	61,290	53,230

Total loans	1,549,642	1,432,927
Loans in process	(5,970)	(3,829)
Deferred origination costs, net	3,888	4,136
Unearned discount	(4)	(5)
Allowance for loan losses	(10,688)	(10,802)

Total loans, net	1,536,868	1,422,427
Less: mortgage loans held for sale	63,961	33,207

Loans receivable, net	$1,472,907	$1,389,220

Mortgage loans serviced for others	$805,375	$723,303
Loan pipeline	250,657	194,124

	For the quarter ended December 31		For the year ended December 31
	2004	2003	2004	2003
Loan originations	$305,996	$227,510	$1,022,735	$1,183,688
Loans sold	183,773	142,756	499,232	622,245
Net charge-offs (recovery)	337	(4)	414	(40)

	At December 31, 2004	At December 31, 2003
DEPOSITS
Type of Account

Non-interest bearing	$106,492	$108,668
NOW	297,919	249,254
Money market deposit	142,893	138,812
Savings	250,032	259,629
Time deposits	473,199	387,842

	$1,270,535	$1,144,205

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTERS ENDED DECEMBER 31,
	2004			2003
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$20,934	$102	1.95%	$8,765	$20	0.91%
Investment securities	84,809	570	2.69	86,775	455	2.10
FHLB stock	21,859	129	2.36	20,095	—	—
Mortgage-backed securities	131,774	1,143	3.47	94,636	799	3.38
Loans receivable, net (1)	1,534,254	21,645	5.64	1,435,698	20,823	5.80

Total interest-earning assets	1,793,630	23,589	5.26	1,645,969	22,097	5.37

Non-interest earning assets	100,292			98,757

Total assets	$1,893,922			$1,744,726

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$703,353	1,250	0.71	$659,544	969	0.59
Time deposits	454,599	3,020	2.66	394,340	2,717	2.76

Total	1,157,952	4,270	1.48	1,053,884	3,686	1.40
Borrowed funds	475,158	4,837	4.07	435,747	4,851	4.45

Total interest-bearing liabilities	1,633,110	9,107	2.23	1,489,631	8,537	2.29

Non-interest-bearing deposits	111,988			108,689
Non-interest bearing liabilities	13,262			14,176

Total liabilities	1,758,360			1,612,496
Stockholders’ equity	135,562			132,230

Total liabilities and stockholders’ equity	$1,893,922			$1,744,726

Net interest income		$14,482			$13,560

Net interest rate spread (2)			3.03%			3.08%

Net interest margin (3)			3.23%			3.30%

	FOR THE YEARS ENDED DECEMBER 31,
	2004			2003
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$14,527	$190	1.31%	$12,115	$127	1.05%
Investment securities	85,258	2,400	2.81	88,966	2,339	2.63
FHLB stock	22,357	405	1.81	19,518	750	3.84
Mortgage-backed securities	130,749	4,363	3.34	116,633	4,440	3.81
Loans receivable, net (1)	1,479,504	83,594	5.65	1,419,477	86,881	6.12

Total interest-earning assets	1,732,395	90,952	5.25	1,656,709	94,537	5.71

Non-interest earning assets	97,072			90,698

Total assets	$1,829,467			$1,747,407

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$678,273	4,216	0.62	$648,970	4,794	0.74
Time deposits	414,393	10,978	2.65	421,157	12,449	2.96

Total	1,092,666	15,194	1.39	1,070,127	17,243	1.61
Borrowed funds	478,740	19,737	4.12	424,829	19,651	4.63

Total interest-bearing liabilities	1,571,406	34,931	2.22	1,494,956	36,894	2.47

Non-interest-bearing deposits	111,135			102,294
Non-interest bearing liabilities	12,378			16,226

Total liabilities	1,694,919			1,613,476
Stockholders’ equity	134,548			133,931

Total liabilities and stockholders’ equity	$1,829,467			$1,747,407

Net interest income		$56,021			$57,643

Net interest rate spread (2)			3.03%			3.24%

Net interest margin (3)			3.23%			3.48%

(1)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(2)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average interest-earning assets.